UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2025

VIREO GROWTH INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On March 14, 2025, Vireo Growth Inc. (the “Company”) entered into the First Amendment to Merger Agreement (the “Proper Amendment”) with Vireo PR Merger Sub Inc. (“Proper Merger Sub 1”), Vireo PR Merger Sub II Inc. (“Proper Merger Sub 2” and together with Proper Merger Sub 1, the “Proper Merger Subs”), NGH Investments, Inc. (“NGH”), Proper Holdings Management, Inc. (“Proper MSA Newco” and together with NGH, the “Proper Companies”) and Proper Holdings, LLC (“Holdings”), which amended the Agreement and Plan of Merger, by and among the Company, the Proper Merger Subs, Holdings, and Shareholder Representative Services LLC (“Representative”), dated December 18, 2024 (the “Proper Merger Agreement”). On March 14, 2025, the Company entered into the First Amendment to Merger Agreement with Vireo DR Merger Sub Inc. (“Deep Roots Merger Sub”), and Deep Roots Holdings, Inc. (“Deep Roots”), which amended the Agreement and Plan of Merger, by and among the Company, Deep Roots Merger Sub, Deep Roots, and Representative, dated December 18, 2024 (the “Deep Roots Merger Agreement”). On March 17, 2025, the Company entered into the First Amendment to Merger Agreement (the “Wholesome Amendment” and collectively with the Proper Amendment and the Deep Roots Amendment, the “Amendments”) with Vireo WH Merger Sub Inc. (“Wholesome Merger Sub” and collectively with the Proper Merger Subs and the Deep Roots Merger Subs, the “Merger Subs”), and WholesomeCo, Inc. (“Wholesome”), which amended the Agreement and Plan of Merger, by and among the Company, Wholesome Merger Sub, Wholesome, and Representative, dated December 18, 2024 (the “Wholesome Merger Agreement” and collectively with the Proper Merger Agreement and the Deep Roots Merger Agreement, the “Merger Agreements”).

All of the Amendments amend and replace Section 2.08(d) of the Merger Agreements, and clarify that, in connection with the mergers between the Merger Subs and each of the Proper Companies, Deep Roots, and Wholesome, the surviving companies will not issue any additional shares of their capital stock to the Company in connection with such mergers, other than with respect to the conversion of each share of issued and outstanding capital stock of each Merger Sub into one newly issued share of the common stock of the applicable surviving company. These amendments do not change any of the merger consideration payable by the Company under any of the Merger Agreements.

Each of the Proper Merger Agreement and the Wholesome Merger Agreement previously provided that the Wholesome stockholders, the Proper equityholders, and Arches IP, Inc. (“Arches”) option holders are collectively entitled to earnout payments (the “E-Commerce Earn-Out Payments”) based on the performance of Arches, based on the greater of US$37.5 million or 5x certain revenue percentages of Arches, with such revenue percentage amounts measured at the higher of trailing-twelve-month or nine-month annualized amounts as of December 31, 2026, paid out using a share price for the Company’s subordinate voting shares at the higher of US$1.05 or 20-day VWAP as of December 31, 2026.

The Proper Amendment Agreement and the Wholesome Amendment Agreement amended this calculation to provide that such persons are collectively entitled to E-Commerce Earn-Out Payments based on an amount equal to the greater of (i) US$37.5 million or (ii) 5x certain revenue percentages of Arches minus $4,000,000. No amendments were made to the measurement period.

The Proper Merger Agreement previously provided that the recipients (the “Proper Share Recipients”) of the Company’s subordinate voting shares (the “Subordinate Voting Shares”) under the Proper Merger Agreement will be required to forfeit a portion of the Subordinate Voting Shares received by such Proper Share Recipients as merger consideration in the event that (i) (a) the higher of (I) the consolidated trailing twelve (12) month adjusted EBITDA of the Proper Companies and their subsidiaries for the twelve full calendar months ending December 31, 2026, and (II) the consolidated trailing nine (9) month adjusted EBITDA of the Proper Companies and their subsidiaries for the last nine (9) months of calendar year 2026, such amount annualized to reflect a full 12-month period, is less than (b) ninety-six and one-half percent (96.5%) of the closing EBITDA of $31,000,000; and (ii) (a) consolidated market share in Missouri of the Proper Companies and their subsidiaries for the year ended December 31, 2026 is less than consolidated market share in Missouri of the Proper Companies and their subsidiaries for the year ended December 31, 2024, or (b) the consolidated EBITDA margin of the Proper Companies and their subsidiaries for the year ended December 31, 2026 is less than the consolidated EBITDA margin of the Proper Companies and their subsidiaries for the year ended December 31, 2024; and (iii) the 20-day volume weighted average price of such Subordinate Voting Shares during the 20 trading day period ending on the trading day immediately prior to December 31, 2026 is greater than $1.05 per Subordinate Voting Share.

The Proper Amendment Agreement amended this forfeiture provision to require Proper Share Recipients to forfeit a portion of the Subordinate Voting Shares received by such Proper Share Recipients as merger consideration in the event that (i) (a) the higher of (I) the consolidated trailing twelve (12) month adjusted EBITDA of the Proper Companies and their subsidiaries for the twelve full calendar months ending December 31, 2026, and (II) the consolidated trailing nine (9) month adjusted EBITDA of the Proper Companies and their subsidiaries for the last nine (9) months of calendar year 2026, such amount annualized to reflect a full 12-month period, is less than (b) the closing EBITDA of $31,000,000.

Certain additional amendments were made to the Wholesome Merger Agreement pursuant to the Wholesome Amendment Agreement in order to allow Arches to issue additional options to its employees after the signing of the Wholesome Merger Agreement. These amendments are not expected to materially change the aggregate E-Commerce Earn-Out Payments made to the Proper equityholders, the Wholesome stockholders, and the holders of Arches options pursuant to the Proper Merger Agreement and the Wholesome Merger Agreement.

This summary of the Amendments is qualified in its entirety by reference to the full text of the Amendments, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 19, 2025, security holders of approximately 51.5% of the outstanding voting power of the Company’s Subordinate Voting Shares and Multiple Voting Shares (such security holders, the “Majority Shareholders”) approved certain actions by written consent (the “Written Consent”). Pursuant to the Written Consent, the Majority Shareholders approved:

•	the Company’s previously disclosed transactions with (a) Deep Roots (the “Deep Roots Merger”); (b) Holdings and the Proper Companies (the “Proper Mergers”); and (c) Wholesome (the “Wholesome Merger”);

•	the issuance of:

○	(a) Subordinate Voting Shares, at a deemed price per share of $0.52, as consideration to Deep Roots stockholders in connection with the Deep Roots Merger and such number of additional Subordinate Voting Shares (if any) pursuant to and priced in accordance with the earn-out provisions of the Deep Roots Merger Agreement, as earnout payments to former Deep Roots stockholders based on growth performance, in accordance with and subject to the terms of the Deep Roots Merger Agreement;

○	(b) Subordinate Voting Shares, at a deemed price per share of $0.52, as consideration to Proper equityholders in connection with the Proper Mergers and such number of additional Subordinate Voting Shares (if any) pursuant to and priced in accordance with the earn-out provisions of the Proper Merger Agreement, as earnout payments to former Proper equityholders based on growth performance, in accordance with and subject to the terms of the Proper Merger Agreement; and

○	(c) Subordinate Voting Shares, at a deemed price per share of $0.52, as consideration to Wholesome stockholders in connection with the Wholesome Merger and such number of additional Subordinate Voting Shares (if any) pursuant to and priced in accordance with the earn-out provisions of the Wholesome Merger Agreement, as earnout payments to former Wholesome stockholders based on growth performance, in accordance with and subject to the terms of the Wholesome Merger Agreement; and

•	the grant of 19,000,000 time-based restricted stock units (“RSUs”) and 19,000,000 performance-based RSUs to John Mazarakis, Chief Executive Officer and Co-Executive Chairman of the Company, and the grant of 9,500,000 time-based RSUs and 9,500,000 performance-based RSUs to Tyson Macdonald, Chief Financial Officer of the Company.

On March 11, 2025, the Company filed a preliminary Information Statement on Schedule 14C with the U.S. Securities and Exchange Commission with respect to the matters approved by the Majority Shareholders and, as soon as it may do so, will mail the definitive Information Statement on Schedule 14C to its shareholders of record as of February 6, 2025. None of the transactions approved by Written Consent may be effected earlier than twenty calendar days following the mailing of the Information Statement.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Merger Agreement, by and among Vireo PR Merger Sub Inc., Vireo PR Merger Sub II Inc., Vireo Growth Inc., NGH Investments, Inc., Proper Holdings Management, Inc. and Proper Holdings, LLC.
10.2	First Amendment to Merger Agreement, by and among Vireo DR Merger Sub Inc., Vireo Growth Inc. and Deep Roots Holdings, Inc.
10.3	First Amendment to Merger Agreement, by and among Vireo WH Merger Sub Inc., Vireo Growth Inc. and WholesomeCo, Inc.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO GROWTH INC.
(Registrant)

By:	/s/ Tyson Macdonald
Tyson Macdonald

Chief Financial Officer

Date: March 20, 2025